

Project Mythology

Presentation to the Board of Directors

CONFIDENTIAL

November 18, 2001

CREDIT SUISSE | FIRST BOSTON
Technology Group

Preliminary Draft

Table of Contents

1.

Overview of the Situation

Background to the Situation

- **Formed as a Joint Venture between TriGem Computer, Inc. and Korea Data Systems in September 1998**
  - Focused on providing quality, low-priced (sub-$899) PCs to domestic consumers through the retail channel
  - Eros was founded on the "outsource" business concept with all manufacturing (TriGem currently manufactures the Company's computers), customer service, and technical support provided by third parties
  - Established position as the 3rd largest PC vendor in North America
  - TriGem and KDS are currently the largest shareholders, each with ~20% stakes
- **Eros IPO in March of 2000 pricing 20MM shares at $9.00 per share**
  - From its high of $8.75 per share in May 2000, the stock traded as low as $0.16 per share in April 2001
  - Eros was delisted from the Nasdaq in May 2001 and currently trades at $0.51 on the OTC Bulletin Board
- **In May 2001, Eros publicly announced that it had retained CSFB to review strategic alternatives, including a sale of the Company**
  - CSFB contacted over 55 strategic and financial buyers to assess their level of interest in an acquisition of Eros
  - One party (the "Other Interested Party") demonstrated the highest level of interest and submitted a $125MM offer for the Company in August; however, this offer was deemed unacceptable at that time by the Eros Advisory Committee, and Eros decided to focus on improving its internal operations as an independent company
  - The Company put on hold the process of actively seeking a buyer for Eros and terminated CSFB's engagement on September 17, 2001

Current Situation

- **On October 30, 2001, Eros received an unsolicited proposal letter from Europa, an acquisition vehicle formed by John Hui (a director of the Company and the primary shareholder of Europa), the major terms of which included:**
  - Cash tender offer for 100% of Eros equity valued at $0.78 per share or an implied equity purchase price of $117.8MM
  - UBS to provide financing based on guaranteed cash balance and solvency opinion
  - An executed support agreement with idealab! (collectively representing approximately 55% of outstanding shares) for the proposed transaction
- **On November 1, 2001, Eros re-engaged CSFB to represent the Company**
  - CSFB contacted several parties that had previously demonstrated the greatest level of interest in an acquisition of the Company, including the Other Interested Party making the earlier $125MM offer
  - Since being contacted, only the Other Interested Party has demonstrated an interest in pursuing the opportunity in the required timeframe
- **On November 9, 2001, Europa filed a 13D as a result of its becoming the beneficial owner of idealab!'s 9% stake in the Company through the aforementioned support agreement. The 13D filing disclosed, among other things, the proposal letter and the support agreement between Europa and idealab!**
- **Also on November 9, 2001, in response to Europa's 13D filing, Eros issued a press release acknowledging the receipt of the Europa proposal letter and the retention of CSFB to review Europa's proposal as well as other strategic alternatives**
- **On November 11, 2001, the Other Interested Party submitted a non-binding letter of intent which proposed a cash merger valued at an equity purchase price of $150MM (fully-converted)**

Current Situation (continued)

- **Subsequent to Europa and its financing sources conducting due diligence during the week of November 12, 2001, Europa submitted a revised offer for Eros valued at $1.00 per share or an implied equity purchase price of $151.7MM (fully-diluted)**
- **On November 18, 2001, both parties submitted revised offers for the Company**
  - Europa proposed a cash tender offer valued at $1.06 per share or an implied equity purchase price of $161.0MM (fully-diluted)
  - The Other Interested Party proposed a cash merger valued at an equity purchase price of $155.0MM (fully-converted) or an implied fully-diluted value of $152.6MM or $1.01 per share

2.

Summary of Transaction Terms

Overview of Financial Terms of the Offers

($MM, except per share amounts)

	Current [1]	Other Interested Party	Europa
Share / Offer Price	$0.51	$1.01	$1.06
Primary Shares Outstanding [2]	145.5	145.5	145.5
Primary Equity Value	$74.2	$146.3	$154.2
Shares + "In-the-$" Options Outstanding [3]	154.1	154.1	154.1
FC Equity Value	$78.6	$155.0	$163.4
Less: Option Proceeds	(2.4)	(2.4)	(2.4)
FD Equity Value	$76.2	$152.6	$161.0
Plus: Debt [4]	$0.3	$0.3	$0.3
Less: Cash [4]	(192.9)	(192.9)	(192.9)
Implied Aggregate Value	($116.4)	($40.0)	($31.6)
Premiums			
Current Market Stock Price	0.0%	97.2%	107.8%
Unaffected Stock Price [5]	18.6%	133.9%	146.5%
Prior 30 Days Stock Price	142.9%	378.9%	404.8%
Prior 60 Days Stock Price	85.5%	265.7%	285.5%
Prior 90 Days Stock Price	155.0%	402.9%	430.0%

(1) Current market price as of November 16, 2001.
(2) Based on Eros 10-Q for the quarter ended September 29, 2001.
(3) Based on Eros Management information as of November 8, 2001.
(4) Based on Eros Management information as of October 31, 2001.
(5) Based on November 9, 2001 stock price of $0.43, the day prior to Europa 13D filing stating the intention to acquire Eros for $0.78 per share.

Preliminary Draft

CREDIT SUISSE | FIRST BOSTON
Technology Group



Both Offers Represent Significant Premia To Recent Trading Levels

January 2, 2001 to November 16, 2001


Stock Price
$1.10
$1.00
$0.90
$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
1/2/01
1/17/01
1/31/01
2/14/01
3/1/01
3/15/01
3/29/01
4/12/01
4/27/01
5/11/01
5/25/01
6/11/01
6/25/01
7/10/01
7/24/01
8/7/01
8/21/01
9/5/01
9/25/01
10/9/01
10/23/01
11/6/01
Europa Offer
$1.06
Other Interested Party Offer
$1.01
Current (11/16/01)
$0.51


Premium
600.0%
500.0%
400.0%
300.0%
200.0%
100.0%
0.0%
1/2/01
1/17/01
1/31/01
2/14/01
3/1/01
3/15/01
3/29/01
4/12/01
4/27/01
5/11/01
5/25/01
6/11/01
6/25/01
7/10/01
7/24/01
8/7/01
8/21/01
9/5/01
9/25/01
10/9/01
10/23/01
11/6/01
Europa Offer
107.8%
Other Interested Party Offer
97.2%

Preliminary Draft

3.

Current PC Market Environment

Current Landscape of the U.S. PC Market Environment

- **Several trends and dynamics characterize the current U.S. PC market**
  - Weak economic conditions, exacerbated by consumer shock associated with the WTC attack, and the accompanying contraction in corporate IT budgets will extend desktop lifecycles
  - Unit volumes continue to decrease significantly, even in the face of near term catalysts including the release of Microsoft's Windows XP operating system
  - Average Selling Prices (ASPs) have declined significantly as PC vendors battle for market share (particularly in the wake of the HP-Compaq merger announcement) thereby squeezing margins
  - While the U.S. PC market remains the largest in the world, its growth has stagnated with the market entering the maturity life-cycle stage
  - Growth in other parts of the world, characterized by less penetration, appears stronger
  - The U.S. Desktop PC is the dominant product type, but it is growing at much slower rate than both Laptops and Servers, and has become the most commoditized product type, generally commanding the lowest ASPs
- **The PC market has always been divided into two groups of vendors - (i) Tier One (scale) and (ii) Tier Two (sub-scale)**
  - Tier One vendors are able to leverage their scale / buying power to decrease component costs, thus allowing them to achieve higher levels of profitability
  - In the U.S., Tier One vendors include Dell, Gateway, IBM (laptops only), HP and Compaq
  - In the U.S., Tier Two vendors include Eros, PeoplePC, Acer, NEC and Sony
- **As market growth stalls and ASPs continue to decline, those few vendors with stronger profitability infrastructures will survive**
  - Under these market conditions, as demonstrated by the HWP/CPQ merger announcement, greater scale is required to compete
  - In the recent past, several large manufacturers have shut down or sold their operations due to continuing losses - e.g., NEC with Packard Bell's U.S. operations, Samsung with AST Research, Micron with Micron PC

- **The PC industry has reached a period of secular decline**
  - Pockets of opportunity remain within specific markets (laptops) and geographies (international)
  - Upgrade cycles continue to expand from 18 - 36 months to 4/5 years
  - In 2001, global unit shipments are likely to decline for the first time in industry history

The U.S. PC Market Is Maturing…

Worldwide PC Unit Volumes Based on Geography

- **The U.S. PC market is showing increasing signs of maturity and slower growth (consecutive years of single-digit growth from 1999 - 2001), especially when compared with the rest of the world**


Historical
Projected
Units (000s)
250,000
200,000
150,000
100,000
50,000
0
Rest of World
U.S.
91,253
55,422
60.3%
36,431
39.7%
23.6%
23.8%
113,581
68,485
60.3%
45,096
39.7%
21.0%
7.3%
131,253
82,847
63.1%
48,406
36.9%
12.5%
-6.3%
138,907
93,567
67.4%
45,340
32.6%
16.0%
4.6%
155,911
108,508
69.6%
47,403
30.4%
14.3%
14.2%
178,141
124,005
69.6%
54,136
30.4%
12.1%
7.5%
197,245
139,041
70.5%
58,204
29.5%
11.3%
4.5%
215,541
154,739
71.8%
60,802
28.2%
1998
1999
2000
2001
2002
2003
2004
2005

Source: IDC reports entitled "Worldwide PC Forecast Update, 1999 - 2005" and "Worldwide PC Forecast Update, 1999 - 2004" dated August 2000 and August 2001, respectively

Preliminary Draft

… Combined with Increasing Pricing Pressure…

U.S. Desktop PC Unit Volumes and ASPs

- **The U.S. PC market has been experiencing a consistent decline in ASP and unit volume has stalled in recent times**



Units (000s)
Historical
Projected
ASP
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
$2,000
$1,750
$1,500
$1,250
$1,000
$750
$500
$250
$0
$1,847
-7.5% Y/Y
29,034
17.0% Y/Y
$1,441
-22.0% Y/Y
35,935
23.8% Y/Y
$1,529
6.1% Y/Y
37,358
4.0% Y/Y
$1,590
4.0% Y/Y
34,587
-7.4% Y/Y
$1,377
-13.4% Y/Y
34,654
0.2% Y/Y
$1,259
-8.6% Y/Y
38,275
10.4% Y/Y
$1,158
-8.0% Y/Y
40,696
6.3% Y/Y
$1,067
-7.9% Y/Y
42,412
4.2% Y/Y
1998
1999
2000
2001
2002
2003
2004
2005

Source: IDC reports entitled "Worldwide PC Forecast Update, 1999 - 2005" and "Worldwide PC Forecast Update, 1999 - 2004" dated August 2000 and August 2001, respectively

Preliminary Draft

… Is Shrinking the Market Opportunity for Eros

U.S. Desktop PC Revenue Market Size

- The U.S. PC market has been experiencing a consistent decline in the value of desktop PC shipments



Revenue ($MMs)
Historical
Projected
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$53,625
8.2% Y/Y
$51,768
-3.5% Y/Y
$57,107
10.3% Y/Y
$55,004
-3.7% Y/Y
$47,702
-13.3% Y/Y
$48,181
1.0% Y/Y
$47,142
-2.2% Y/Y
$45,255
-4.0% Y/Y
1998
1999
2000
2001
2002
2003
2004
2005

Source: IDC reports entitled "Worldwide PC Forecast Update, 1999 - 2005" and "Worldwide PC Forecast Update, 1999 - 2004" dated August 2000 and August 2001, respectively

Preliminary Draft

Differentiation Between Tier One and Tier Two PC Vendors in the U.S.


Tier One Vendors
Tier Two Vendors
Desktop Units
(000s)
8000
7000
6000
5000
4000
3000
2000
1000
0
Q2 CY2001
2000
1999
1,857
7,356
5,886
959
5,854
5,630
809
4,978
3,694
676
3,827
3,603
348
1,405
2,030
306
1,521
1,669
266
1,549
1,701
194
963
860
67
493
446
NA
363
1,317
Dell
Compaq
HP
Gateway
IBM
Apple
Bros
Acer
Micron /
Gores
NEC

Source: IDC report entitled "IDC's Quarterly PC Update: 2Q01 Review / 3Q01 Outlook" dated October 2001

4.

Perspectives on Eros

Eros Management Has Stabilized the Business in a Challenging Environment…

- **Gross margins have recovered**
  - By eliminating non-current inventory and focusing on BOM pricing more in line with the current environment, PC sales are now profitable at the gross margin level with operational breakeven reached in October
- **The Eros brand name and reputation have strengthened**
  - Settlement of the trademark infringement suit with Monster Cable
  - Revamping customer service through expansion of the Alorica relationship has led to early improvement in the Eros service reputation, previously among the poorest in the industry
  - Long-term strategic plan focused on leveraging the Eros model across additional products, channels, markets, and geographies
  - Shut down / exited money-losing ventures such as eKeys and branded ISP (Eros.net)
- **Operations have significantly improved**
  - Reduced operating expenses by $5MM in Q301 vs. Q300 by eliminating non-productive SG&A costs
  - Improved inventory planning cycle, supported by a focus on accurate monthly orders based on retailer sell-through reports, has led to higher inventory turns: 12x in Q301 vs. 6x in Q300
  - Focused on accounts receivable collection – 89% current
  - Strengthened cash balance from $113MM as of December 2000 to $193MM as of September 30, 2001
- **Developed future initiatives**
  - Increased focused on customer care and support
  - Establish second source of supply for boxes
  - Diversification into related products (e.g., computer peripherals) and sales channels (e.g., direct, international)

…But Many Business Challenges…

- **Unit sales continue to decline sequentially in an intensely competitive market with constant pricing pressure**
  - Dell announced on October 29 its intentions to apply its direct sale model to the low-end consumer PC market through the launch of the $599 SmartStep 100D
  - Eros does not have the volume or financial resources to compete on price with large players who are targeting the low-price segment

($MM)

	IBM	COMPAQ	DELL	HEWLETT PACKARD	Gateway	Average	Eros
Market Cap (1)	$205,554	$18,213	$72,513	$42,022	$2,647	$68,190	$76
Cash Balance	4,012	3,940	4,565	3,240	936	3,339	193
LTM Revenue	88,656	36,652	32,577	46,965	7,390	42,448	480
LTM Gross Margin %	37.2%	22.1%	18.7%	26.5%	14.3%	23.8%	-5.6%
LTM Operating Income	12,114	957	2,540	2,129	(1,210)	3,306	(86)
Employees	316,303	63,300	35,300	87,900	15,000	103,561	113

Source: Based on publicly filed documents.
(1) As of November 16, 2001.

… And Public Market Challenges Remain

- **Challenging stock market environment and shareholders seeking near-term liquidity**
  - Initial search for buyers and review of strategic alternatives failed to generate an acceptable liquidity alternative
  - Company continues to trade at a significant discount to cash value
  - Overhang from significant TriGem / KDS ownership and complexity of the relationships continues to create a large degree of uncertainty regarding Eros' future
  - Institutional investors have abandoned the stock
  - Company has been delisted from the Nasdaq SmallCap market
  - No analyst research coverage

- **While Management has made significant strides in resolving a number of operational challenges, significant obstacles remain including a return to unit growth, an intensely competitive landscape, utilization of cash balance, liquidity and uncertainty in public markets**

Tab A

Trading Performance

Historical Trading Performance

March 24, 2000 (Eros IPO) to November 16, 2001

Current Price (11/16/01)	$0.51
Closing High Price (05/5/00)	8.75
Closing Low Price (04/3/01)	0.16
Average Volume	819,749

Average Closing Price	
Period	Average Price
Current	$0.51
Last 5 Days	0.54
Last 10 Days	0.51
Last 30 Days	0.37
Last 60 Days	0.29
Last 90 Days	0.28


Price
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Volume (000)
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
3/24/2000
4/24/2000
5/22/2000
6/20/2000
7/19/2000
8/16/2000
9/14/2000
10/12/2000
11/9/2000
12/8/2000
1/9/2001
2/7/2001
3/8/2001
4/5/2001
5/4/2001
6/4/2001
7/2/2001
7/31/2001
8/28/2001
10/2/2001
10/30/2001
March 24, 2000 Eros offers 20MM shares at $9.00 in IPO
April 27, 2000 Eros reports Q100 revenue of $249.8MM and EPS of $001
June 19, 2000 Eros lowers revenue target to $115.0MM - $125.0MMM and EPS target to ($0.30) - ($0.33)
June 28, 2000 Eros and Microsoft to make MSN Companion device to allow easy, affordable access to e-mail and internet
July 26, 2000 Eros reports Q200 revenue of $124.5MM and EPS of ($0.33)
October 25, 2000 Eros reports Q300 revenue of $175.0MM and EPS of ($0.04)
December 20, 2000 Eros lowers revenue target to $120.0MM - $130.0MM and EPS target to ($0.19) - ($0.23)
February 15, 2001 Eros reports Q400 revenue of $134.8MM and EPS of ($0.21)
February 26, 2001 Wayne Inouye joins company as CEO, following departure of Stephen Dukker
April 25, 2001 Eros reports Q101 revenue of $136.2MM and EPS of ($0.15)
May 18, 2001 Eros retains CSFB to evaluate strategic alternatives
May 24, 2001 Eros securities de-listed from Nasdaq, move to the OTC-BB
July 25, 2001 Eros reports Q201 revenue of $115.9MM and EPS of ($0.12)
October 23, 2001 Eros reports Q301 revenue of $93.3MM and EPS of ($0.05)
October 25, 2001 Eros announces multi-million dollar investment to build customer care facility

Source: FactSet

Preliminary Draft

CREDIT SUISSE FIRST BOSTON Technology Group

Recent Trading Performance

October 1, 2001 to November 16, 2001

Average Closing Price	
Period	Average Price
Current	$0.51
Last 5 Days	0.54
Last 10 Days	0.51
Last 30 Days	0.37

Current Price (11/16/01)	$0.51
Closing High Price (11/12/01)	0.58
Closing Low Price (10/2/01)	0.17
Average Volume	645,514


October 23, 2001
Bros reports Q3'01 revenue of $93.3MM and EPS of ($0.05)
October 25, 2001
Bros announces multi-million dollar investment to build customer care facility
October 30, 2001
Bros receives unsolicited proposal letter from Europa stating its intention to acquire Bros for $118MM in cash
Stock Price = $0.38
November 9, 2001
Europa files 13D stating its intention to acquire Bros for $0.78 per share in cash, or an implied equity purchase price of $118MM; Bros issues press release acknowledging Europa proposal
Stock Price = $0.43
November 12, 2001
Bros stock price reaches intraday high of $0.72 and closes at $0.58
November 16, 2001
Europa revises bid for Bros to $1.00 per share, or an implied equity purchase price of $152MM
Stock Price = $0.51
Volume (000)
$0.60
$0.55
$0.50
$0.45
$0.40
$0.35
$0.30
$0.25
$0.20
$0.15
$0.10
$0.05
$0.00
3,000
2,500
2,000
1,500
1,000
500
0
10/1/2001
10/3/2001
10/5/2001
10/9/2001
10/11/2001
10/15/2001
10/17/2001
10/19/2001
10/23/2001
10/25/2001
10/29/2001
10/31/2001
11/2/2001
11/6/2001
11/8/2001
11/12/2001
11/14/2001

Source: FactSet

Eros Trading History

All Shares Traded Between January 2, 2001 and November 16, 2001


Volume Traded
(000s)
60
50
40
30
20
10
0
Current Trading Level
$0.51
6.4%
10.7
34.0%
56.2
24.1%
39.8
9.4%
15.5
15.8%
26.1
4.4%
7.2
5.9%
9.8
< $0.20
$0.20 - $0.30
$0.30 - $0.40
$0.40 - $0.50
$0.50 - $0.60
$0.60 - $0.70
$0.70 - $0.80

	< $0.20	$0.20 - $0.30	$0.30 - $0.40	$0.40 - $0.50	$0.50 - $0.60	$0.60 - $0.70	$0.70 - $0.80
% Traded Below Range	6.4%	40.4%	64.5%	73.9%	89.7%	94.1%	100.0%
Cumulative Volume	10,653,800	66,857,000	106,653,400	122,175,000	148,267,400	155,499,500	165,308,600

Source: FactSet

Preliminary Draft

Indexed Historical Trading Performance

March 24, 2000 (Eros IPO) to November 16, 2001


Index
3/24/00 = 100
140
130
120
110
100
90
80
70
60
50
40
30
20
10
0
3/24/2000
4/24/2000
5/22/2000
6/20/2000
7/19/2000
8/16/2000
9/14/2000
10/12/2000
11/9/2000
12/8/2000
1/9/2001
2/7/2001
3/8/2001
4/5/2001
5/4/2001
6/4/2001
7/2/2001
7/31/2001
8/28/2001
10/2/2001
10/30/2001
Distributors and VARs [1] +5.2%
PC Hardware [2] (42.9%)
Nasdaq (61.7%)
Eros (93.8%)

(1) Distributors and VARs Index includes: Compucom Systems, Ingram Micro, Merisel, Pomeroy Computer Resources and Tech Data.

(2) PC Hardware Index includes: Apple Computer, Compaq, Dell, Gateway, Hewlett-Packard, IBM and PeoplePC.

Preliminary Draft

CREDIT SUISSE | FIRST BOSTON
Technology Group

Perspective on Value Ascribed by Market

March 24, 2000 (Eros IPO) to November 16, 2001


Equity Value
Agg. Value
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
($100)
($200)
3/24/2000
4/24/2000
5/22/2000
6/20/2000
7/19/2000
8/16/2000
9/14/2000
10/12/2000
11/9/2000
12/8/2000
1/9/2001
2/7/2001
3/8/2001
4/5/2001
5/4/2001
6/4/2001
7/2/2001
7/31/2001
8/28/2001
10/2/2001
10/30/2001
Net Cash[(1)]

	Historical Distribution of Eros Value			
	3/24/2000[(1)]	12/31/2000	5/24/2001[(2)]	Current[(3)]
FD Eros Equity Value	$1,224.0	$45.5	$54.6	$76.2
Less: Net Cash	(145.1)	(112.9)	(155.2)	(192.6)
FD Eros Aggregate Value	$1,079.0	($67.4)	($100.6)	($116.4)
% Prem. / (Disc.) to Cash	743.6%	(59.7%)	(64.8%)	(60.4%)

(1) Eros initial public offering.
(2) Final day of trading on the OTC Bulletin Board, following Nasdaq de-listing.
(3) As of November 16, 2001.

Source: FactSet and SEC filings.
(1) Current Net Cash amount of $192.6MM based on Management information for the period ended October 31, 2001.

Preliminary Draft

CREDIT SUISSE | FIRST BOSTON
Technology Group

Tab B

Shareholdings Analysis

Shareholdings Analysis

Institutions and Insiders					
Holder	Primary [1,2] Shares	% of Primary	Options [1,2]	FD Total	% of FD
Insiders					
TriGem America	29,200,000	20.1%	0	29,200,000	18.7%
Korea Data Systems America	28,819,538	19.8%	0	28,819,538	18.5%
Bill Gross	12,488,750	8.6%	0	12,488,750	8.0%
Stephen A. Dukker	8,000,000	5.5%	2,227,897	10,227,897	6.6%
America Online	7,832,079	5.4%	1,111,111	8,943,190	5.7%
Hong Soon Lee	2,400,000	1.6%	0	2,400,000	1.5%
Jung Koh	2,400,000	1.6%	0	2,400,000	1.5%
Lap Shun (John) Hui	1,600,000	1.1%	0	1,600,000	1.0%
Donald S. La Vigne	585,026	0.4%	0	585,026	0.4%
John Dickenson	0	0.0%	450,000	450,000	0.3%
James Weissenborn	78,103	0.1%	258,107	336,210	0.2%
Michael Hong	15,000	0.0%	0	15,000	0.0%
Nathan Morton	0	0.0%	4,000	4,000	0.0%
Others	0	0.0%	6,503,278	6,503,278	4.2%
Total Insiders	**93,418,496**	**64.2%**	**10,554,393**	**103,972,889**	**66.6%**
Institutions					
Technology Crossover Mgmt III	2,872,757	2.0%	0	2,872,757	1.8%
Taurus Corporation	9,400	0.0%	0	9,400	0.0%
Fleet Boston Corporation	1,300	0.0%	0	1,300	0.0%
American Exp Financial Advr	440	0.0%	0	440	0.0%
Total Institutional Holdings	**2,883,897**	**2.0%**	**0**	**2,883,897**	**1.8%**

Summary of Holdings					
Holder	Primary [1,3] Shares	% of Primary	Options [1,2]	FD Total	% of FD
Institutions	2,883,897	2.0%	0	2,883,897	1.8%
Insiders	93,418,496	64.2%	10,554,393	103,972,889	66.6%
Other Holders	49,209,186	33.8%	0	49,209,186	31.5%
Total Shares Outstanding	**145,511,579**	**100.0%**	**10,554,393**	**156,065,972**	**100.0%**

(1) Based on CDA Spectrum as of November 18, 2001.
(2) Based on Proxy Statement dated May 4, 2001.
(3) Based on 10-Q for the period ended September 29, 2001.

Preliminary Draft

CREDIT SUISSE FIRST BOSTON
Technology Group

Tab C

Financial Performance

Historical Units and Pricing

Eros and PC Units and ASP by Quarter


Units
650,000
600,000
550,000
500,000
450,000
400,000
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
ASP ($)
$700
$650
$600
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
Mar-99A
Jun-99A
Sep-99A
Dec-99A
Mar-00A
Jun-00A
Sep-00A
Dec-00A
Mar-01A
Jun-01A
Sep-01A

Source: Management estimates.

Preliminary Draft

Historical Revenue and Profitability

Eros Revenue and Margin by Quarter


Revenue ($MM)
Gross Margin (%)
$350
$300
$250
$200
$150
$100
$50
$0
10.0%
5.0%
0.0%
-5.0%
-10.0%
-15.0%
-20.0%
-25.0%
-30.0%
Mar-99A
Jun-99A
Sep-99A
Dec-99A
Mar-00A
Jun-00A
Sep-00A
Dec-00A
Mar-01A
Jun-01A
Sep-01A

Source: SEC filings.

CREDIT SUISSE | FIRST BOSTON
Technology Group

Preliminary Draft

Historical and Projected Annual Financial Performance

Eros Management Case ($MM, except per share amounts)

	Eros Yearly Financial Results			
	Fiscal Year Ended December 30,			
	2000A	**2001E**	**2002E**	**LTM**
PC Units (000s)	1,566	1,169	1,470	1,059
% Growth Y/Y	*(9.5%)*	*(25.4%)*	*25.8%*	*-*
Total Revenue	$684.1	$537.2	$665.8	$480.2
% Growth Y/Y	*(16.0%)*	*(21.5%)*	*23.9%*	*-*
Gross Profit	(21.1)	(3.5)	61.9	(27.0)
% Margin	*(3.1%)*	*(0.6%)*	*9.3%*	*(5.6%)*
Operating Expenses	72.7	52.0	60.2	59.3
% Margin	*10.6%*	*9.7%*	*9.0%*	*12.3%*
Operating Income	(93.8)	(55.4)	1.7	(86.2)
% Margin	*(13.7%)*	*(10.3%)*	*0.3%*	*(18.0%)*
Net Income	(83.4)	(47.3)	8.9	(78.2)
% Margin	*(12.2%)*	*(8.8%)*	*1.3%*	*(16.3%)*
Average Shares	131.1	145.5	145.5	145.5
EPS	($0.64)	($0.33)	$0.06	($0.54)

Note: Projections based on Management estimates as of November 13, 2001.

Preliminary Draft

CREDIT SUISSE | FIRST BOSTON
Technology Group

Historical and Projected Quarterly Financial Performance

Eros Management Case ($MM, except per share amounts)

Eros Quarterly Financial Results	FY2000A				FY2001E				FY2002E			
	Mar-00A	Jun-00A	Sep-00A	Dec-00A	Mar-01A	Jun-01A	Sep-01A	Dec-01E	Mar-02E	Jun-02E	Sep-02E	Dec-02E
PC Units (000s)	521	326	408	311	287	266	195	421	368	221	441	441
% Growth Q/Q	*(15.0%)*	*(37.4%)*	*25.2%*	*(23.6%)*	*(7.7%)*	*(7.3%)*	*(26.7%)*	*115.9%*	*(12.7%)*	*(40.0%)*	*100.0%*	*0.0%*
% Growth Y/Y	*62.2%*	*(25.7%)*	*6.6%*	*(49.3%)*	*(44.9%)*	*(18.4%)*	*(52.2%)*	*35.3%*	*28.0%*	*(17.1%)*	*126.2%*	*4.8%*
Total Revenue	$249.8	$124.5	$175.0	$134.8	$136.2	$115.9	$93.3	$191.9	$163.4	$104.4	$198.5	$199.5
% Growth Q/Q	*(10.0%)*	*(50.2%)*	*40.6%*	*(23.0%)*	*1.1%*	*(14.9%)*	*(19.5%)*	*105.6%*	*(14.9%)*	*(36.1%)*	*90.2%*	*0.5%*
% Growth Y/Y	*61.0%*	*(41.0%)*	*12.3%*	*(50.1%)*	*(45.5%)*	*(6.9%)*	*(46.7%)*	*42.4%*	*20.0%*	*(10.0%)*	*112.6%*	*4.0%*
Gross Profit	14.5	(32.5)	7.5	(10.6)	(10.4)	(8.1)	2.1	12.9	15.8	9.3	18.5	18.4
% Margin	*5.8%*	*(26.1%)*	*4.3%*	*(7.9%)*	*(7.7%)*	*(7.0%)*	*2.3%*	*6.7%*	*9.7%*	*8.9%*	*9.3%*	*9.2%*
Operating Expenses	15.8	18.9	16.8	21.2	14.0	12.0	12.1	13.9	15.0	12.3	16.4	16.4
% Margin	*6.3%*	*15.2%*	*9.6%*	*15.7%*	*10.3%*	*10.4%*	*12.9%*	*7.2%*	*9.2%*	*11.8%*	*8.3%*	*8.2%*
Operating Income	(1.3)	(51.4)	(9.3)	(31.8)	(24.4)	(20.1)	(9.9)	(1.0)	0.8	(3.0)	2.1	2.0
% Margin	*(0.5%)*	*(41.3%)*	*(5.3%)*	*(23.6%)*	*(17.9%)*	*(17.3%)*	*(10.6%)*	*(0.5%)*	*0.5%*	*(2.9%)*	*1.0%*	*1.0%*
Net Income	0.6	(47.5)	(6.1)	(30.4)	(22.1)	(17.8)	(6.0)	0.6	2.5	(1.2)	3.9	3.8
% Margin	*0.3%*	*(38.2%)*	*(3.5%)*	*(22.5%)*	*(16.2%)*	*(15.3%)*	*(6.6%)*	*0.3%*	*1.6%*	*(1.2%)*	*1.9%*	*1.9%*
Average Shares	88.2	144.9	145.5	145.6	145.5	145.5	145.5	145.5	145.5	145.5	145.5	145.5
EPS	$0.01	($0.33)	($0.04)	($0.21)	($0.15)	($0.12)	($0.05)	$0.00	$0.02	($0.01)	$0.03	$0.03

Note: Projections based on Management estimates as of November 13, 2001.

Preliminary Draft

Summary of Selected Balance Sheet Metrics Over Time

Cash Balance


($MM)
$303.1
$206.4
$222.6
$112.9
$155.5
$153.0
$191.3
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
Mar-00
Jun-00
Sep-00
Dec-00
Mar-01
Jun-01
Sep-01

Inventory Balance


($MM)
$68.9
$115.9
$109.4
$163.7
$95.9
$37.6
$29.3
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
Mar-00
Jun-00
Sep-00
Dec-00
Mar-01
Jun-01
Sep-01

Days Receivable


Days
43
60
58
61
37
35
27
70
60
50
40
30
20
10
0
Mar-00
Jun-00
Sep-00
Dec-00
Mar-01
Jun-01
Sep-01

Inventory Turnover


Turns
14
5
6
4
6
13
12
14
12
10
8
6
4
2
0
Mar-00
Jun-00
Sep-00
Dec-00
Mar-01
Jun-01
Sep-01

Preliminary Draft

CREDIT SUISSE FIRST BOSTON
Technology Group

5.

Preliminary Valuation Analysis

Summary of Valuation Analysis


Other Interested Party Offer $152.6MM
Europa Offer $161.0MM
Comparable Company Analysis
$60 - $325
Precedent Transactions Analysis
$240 - $360
Discounted Cash Flow Analysis
Eros Management Case
$215 - $340
Eros Sensitivity Case
$135 - $180
Premiums Paid Analysis
$85 - $155
Liquidation Analysis
$80 - $125
Cash Distribution Alternative
$110 - $220
$0
$50
$100
$150
$200
$250
$300
$350
$400
Eros Equity Valuation ($MM)

Tab A

Comparable Companies Analysis

Comparable Company Analysis

($MM, except per share amounts)

	Trading Performance			FD Capitalization								
	Stock Price	Disc. / Prem. to LTM		Equity Market	Aggr. Market	P/E Multiples		FD Aggr. Value / Revenue			LT Gr. Rate	LTM Gross
COMPANY (FYE)	11/16/01	High	Low	Value	Value	CY01	CY02	LTM	CY01	CY02	(LTGR)	Margin
Eroc (Dec.)	$0.61	-84.7%	228.4%	$78	$118	NM	8.8x	NM	NM	NM	NA	-6.8%
PC Hardware												
IBM (Dec.)	$114.50	-4.3%	40.4%	$205,554	$230,350	26.3x	23.4x	2.60x	2.66x	2.48x	12.4%	37.2%
Dell Computer (Jan.)	26.60	-12.8%	60.0%	72,513	68,468	42.2	39.7	2.10	2.25	2.21	17.9%	18.7%
Hewlett-Packard (Oct.)	21.50	-43.1%	48.3%	42,022	44,305	36.0	15.8	0.94	1.03	0.89	11.8%	26.5%
Compaq Computer (Dec.)	10.30	-58.8%	34.5%	18,213	16,374	206.0	51.5	0.45	0.50	0.50	14.3%	22.1%
Apple Computer (Sep.)	18.97	-28.7%	35.5%	6,794	2,775	33.9	75.9	0.52	0.48	0.48	13.2%	23.0%
Gateway (Dec.)	8.17	-79.4%	75.7%	2,647	1,911	NM	NM	0.26	0.30	0.37	13.1%	14.3%
PeoplePC (Dec.)	0.41	-82.7%	272.7%	49	72	NA	NA	0.41	NA	NA	NA	3.9%
Median		-43.1%	48.3%			36.0x	39.7x	0.52x	0.76x	0.70x	13.2%	22.1%
Mean		-44.3%	81.0%			68.9	41.3	1.04	1.20	1.15	13.8%	20.8%
Distributors and VARs												
Tech Data (Jan.)	$42.23	-8.8%	68.5%	$2,387	$3,169	18.7x	16.2x	0.16x	0.18x	0.17x	19.0%	5.4%
Ingram Micro (Dec.)	14.74	-10.6%	40.4%	2,239	2,521	48.2	27.3	0.09	0.10	0.10	15.0%	5.3%
Pomeroy Computer Resources (Dec.)	14.75	-18.6%	37.2%	189	284	NA	NA	0.28	NA	NA	NA	13.7%
Compucom Systems (Dec.)	2.15	-42.7%	121.9%	104	18	19.5	35.8	0.01	0.01	0.01	10.0%	12.3%
Merisel (Dec.)	2.52	-37.9%	149.6%	20	-21	NA	NA	NM	NA	NA	NA	8.3%
Median		-18.6%	68.5%			19.5x	27.3x	0.13x	0.10x	0.10x	15.0%	8.3%
Mean		-23.7%	83.5%			28.8	26.5	0.14	0.10	0.09	14.7%	9.0%

Source: IBES consensus estimates and individual analyst research. Hewlett-Packard and Compaq revenue and EPS estimates not pro-forma for announced merger.

Preliminary Draft

CREDIT SUISSE | FIRST BOSTON
Technology Group

Selected Negative Aggregate Value Companies

($MM, except per share amounts)

Company Name	Current Market Stock Price 11/16/01	FD Equity Value	Net Cash Per Share	Net Cash Total	Net Cash In Excess of FD Equity Value	Price / Net Cash Per Share
Eros	$0.51	$76.2	$1.27	$192.6	$116.4	40.3%
Predictive Systems	$1.25	$46.4	$1.26	$46.7	$0.3	99.3%
GoAmerica	0.83	44.8	0.98	52.8	8.0	84.8%
Cosine Communications	1.34	138.7	1.73	179.6	40.9	77.2%
Talarian	2.04	40.3	2.66	52.5	12.2	76.7%
Corio	1.05	60.0	1.42	81.1	21.1	73.9%
Endwave	1.28	45.9	1.75	62.9	17.0	73.0%
Network Equipment Tech.	2.74	60.6	3.93	87.0	26.4	69.7%
Resonate	2.03	57.5	3.03	85.7	28.2	67.1%
Tanning Technology	1.90	40.9	2.88	62.1	21.1	65.9%
Keynote Sytems	7.75	220.8	11.79	335.8	115.0	65.7%
Netro	3.80	204.0	6.19	332.6	128.5	61.4%
Tut Sytems	1.93	31.8	3.43	56.5	24.7	56.3%
Vyyo	1.30	49.2	2.33	88.0	38.8	55.9%
Liquid Audio	2.32	52.9	4.26	97.1	44.2	54.5%
NetPerceptions	1.49	40.7	2.79	76.1	35.4	53.5%
Triton Network Systems	0.73	25.6	1.40	49.2	23.6	52.0%
Fairmarket	1.09	32.6	2.18	65.3	32.7	49.9%
Clarus	4.05	63.0	8.23	128.1	65.1	49.2%
Network Engines	1.01	37.1	2.07	75.9	38.8	48.9%
Integrated Telecom Express	1.40	59.8	2.88	123.2	63.4	48.6%
Loudeye Technologies	0.60	24.6	1.26	51.5	26.9	47.8%
Vicinity	1.49	42.4	3.12	88.9	46.5	47.7%
Sotnet Sytems	1.50	37.8	3.15	79.3	41.5	47.6%
Viant	1.38	68.2	2.92	144.2	76.0	47.3%
Cysive	2.27	68.9	5.57	169.2	100.3	40.7%
Advanced Switching Communications	0.74	31.4	2.00	84.8	53.4	37.1%
OmniSky	0.22	16.0	0.83	60.5	44.5	26.4%
Via Net.Works	0.99	60.2	3.82	232.1	171.9	25.9%

Source: SEC filings and company press releases.

Preliminary Draft

CREDIT SUISSE | FIRST BOSTON
Technology Group

Eros Valuation Based on Comparable Company Multiples

($MM)

Metric	Eros Statistic	Multiple Range			Implied Equity Value (1) Low	-	High
Current Market Capitalization	$76.2				$76.2	-	$76.2
LTM Revenue	480.2	0.10x	-	0.30x	240.6	-	336.6
CY2001E Revenue	537.2	0.09	-	0.25	241.0	-	326.9
CY2002E Revenue	665.8	0.08	-	0.20	245.9	-	325.8
CY2002E Earnings	8.9	7.0	-	25.0	62.5	-	223.1
Preliminary Reference Value Range					$60.0	-	$325.0

(1) Includes $192.6MM of net cash.

Tab B

Precedent Transactions Analysis

Precedent Hardware Transactions

($MM)

Date	Target	Acquiror	FD Equity Value (1)	FD Aggregate Value	Aggregate Value LTM Rev	Aggregate Value NTM Rev	Aggregate Value LTM EBIT
9/4/2001	COMPAQ	HEWLETT PACKARD	$26,042.3	$24,297.3	0.60x	0.58x	12.4x
5/1/2001	MICRON	CORES Technology Group	NA	NA	NA	NA	NA
7/12/1999	SEQUENT	IBM	806.5	665.6	0.84	0.73	NM
1/26/1998	digital	COMPAQ	9,377.6	7,358.0	0.56	0.53	28.2
7/30/1997	AMDAHL	FUJITSU	1,567.8	1,379.0	NA	NA	NA
6/23/1997	Tandem	COMPAQ	2,801.5	2,747.9	1.44	1.28	22.3
6/19/1997	Advanced Logic Research	Gateway	205.7	147.5	0.68	0.62	10.0
6/10/1997	NetFRAME	MICRON	14.0	7.6	0.11	NA	NM
4/15/1997	AST Research (remaining 51%)	SAMSUNG	142.8	449.8	0.21	0.20	NM
2/26/1996	CRAY	sgi	763.2	598.5	0.89	0.70	NM
9/21/1995	CONVEX	HEWLETT PACKARD	129.4	172.5	1.23	NA	NM
2/9/1995	AST Research (40.25%)	SAMSUNG	937.8	1,162.7	0.50	0.42	NM
10/18/1994	Zeos International	MICRON	44.5	29.5	0.10	NA	NA
12/2/1990	NCR	AT&T	7,374.7	7,325.7	1.19	1.15	12.6
4/12/1989	Apollo Computer	HEWLETT PACKARD	489.4	609.9	0.88	0.80	NM
				Mean	0.71x	0.70x	17.1x
				Median	0.68	0.66	12.6

(1) Based on Equity Value at deal announcement.

Preliminary Draft



Precedent Distributor / VAR Transactions

($MM)

Date	Target	Acquiror	FD Equity Value	FD Aggregate Value	Aggregate Value / LTM Revs	Aggregate Value / LTM EBIT
10/09/98	Vanstar	InaCom	$495.5	$1,146.8	0.41x	14.3x
04/14/98	Vlag (Computer 2000)	Tech Data	85.5	385.5	0.08	5.9
02/23/98	SIS Distribution	CHS Electronics	70.4	73.4	0.31	19.0
09/19/97	Stonington	Merisel	233.4	301.1	0.07	6.1
08/04/97	Santech Micro	CHS Electronics	119.0	151.5	0.25	NM
06/23/97	Karma International	CHS Electronics [1]	160.0	160.0	0.23	NA
04/30/97	Intelligent Electronics	Ingram Micro	78.0	78.0	0.06	NA
04/14/97	Macrotron AG	Tech Data	35.0	66.6	0.09	5.7
01/30/97	Merisel (Europe)	CHS Electronics	30.0	148.0	0.14	NA
01/30/97	Frank & Walter	CHS Electronics [1]	38.2	67.2	0.10	6.4
				Mean	0.17x	9.6x
				Median	0.12	6.3

(1) Assumes aggregate value equal to equity value.

Preliminary Draft

CREDIT SUISSE FIRST BOSTON
Technology Group

Eros Valuation Based on Precedent Transaction Multiples

($MM)

Metric	Eros Statistic	Multiple Range			Implied Equity Value (1) Low		Implied Equity Value (1) High
LTM Revenue	$480.2	0.10x	-	0.35x	$240.6	-	$360.7
CY2001E Revenue	537.2	0.09	-	0.30	241.0	-	353.8
CY2002E Revenue	665.8	0.08	-	0.25	245.9	-	359.0
Preliminary Reference Value Range					**$240.0**	**-**	**$360.0**

(1) Includes $192.6MM of net cash.

Tab C

Discounted Cash Flow Analysis

Eros Financial Projections: Key Assumptions

- **Eros Management prepared two financial projection scenarios for the Company for the period from 2002-2006: the "Eros Management Case" and the "Eros Sensitivity Case." The projections are based on the following key assumptions:**

Revenue Growth	▪ Eros Management Case - Rebound to 2000 levels in 2002 followed by 10% growth for 2003 and thereafter; growth in excess of 5% industry growth rate due primarily to increasing market share and launch of new channel and product initiatives ▪ Eros Sensitivity Case - More modest rebound in 2003 followed by market growth rate of approximately 5%
Gross Margin	▪ Eros Management Case - Continuing improvement due primarily to reducing returns through an increased focus on customer care; gross margins improve to 9.3% from approximately 6.7% forecasted for Q4 2001 and are held constant thereafter ▪ Eros Sensitivity Case - More conservative improvement in gross margins - 5% in 2002 improving to 9% in 2006
Operating Margin	▪ Current annual operating cost base of approximately $60MM forecasted to slightly decline as a percentage of revenue through 2006, but include anticipated expenses accompanying infrastructure buildout to support new sales initiatives
Working Capital:	▪ Based on Management's targeted A/R (days receivable of 45 days), Inventory (annual turns of 26x), and Accounts Payable (Days payable of 45 days)
Capital Expenditures	▪ Management estimates of $2MM in FY2002 and $0.25MM growth each year thereafter
Depreciation & Amortization	▪ Depreciation increases consistent with CapEx and amortization consisting primarily of declining deferred stock compensation expense
Taxes	▪ Based on an assumed normalized effective tax rate of 40%. NOL balances, as provided by management, are utilized and included directly in the calculation of adjustments to equity value from aggregate value

Summary Financial Forecasts: Eros Management Case

($MM)

	Eros Financial Performance						
	Fiscal Year Ended December 31,						
	2000 A	2001 E	2002 E	2003 E	2004 E	2005 E	2006 E
Hardware Revenue	$572.6	$532.6	$561.8	$728.0	$800.8	$880.8	$968.9
% Growth	-	*-20.8%*	*24.3%*	*10.0%*	*10.0%*	*10.0%*	*10.0%*
% of Total	*98.3%*	*99.1%*	*99.4%*	*99.5%*	*99.5%*	*99.5%*	*99.6%*
Internet Revenue	11.5	4.7	4.0	4.0	4.0	4.0	4.0
% Growth	-	*-59.4%*	*-14.2%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
% of Total	*1.7%*	*0.9%*	*0.6%*	*0.5%*	*0.5%*	*0.5%*	*0.4%*
Total Revenue	584.1	537.2	665.8	732.0	804.8	884.8	972.9
% Growth	-	*-21.5%*	*23.9%*	*9.9%*	*9.9%*	*10.0%*	*10.0%*
Gross Profit	(21.1)	(3.5)	61.9	68.1	74.8	82.3	90.5
% Margin	*-3.1%*	*-0.6%*	*9.3%*	*9.3%*	*9.3%*	*9.3%*	*9.3%*
Operating Expenses	72.7	52.0	60.2	64.1	68.3	72.9	77.8
% Margin	*10.6%*	*9.7%*	*9.0%*	*8.8%*	*8.5%*	*8.2%*	*8.0%*
Operating Income	(93.8)	(55.4)	1.7	4.0	6.5	9.4	12.7
% Margin	*-13.7%*	*-10.3%*	*0.3%*	*0.5%*	*0.8%*	*1.1%*	*1.3%*
Taxes on Operating Income [1]			0.7	1.6	2.6	3.8	5.1
Tax Rate			*40.0%*	*40.0%*	*40.0%*	*40.0%*	*40.0%*
Unlevered Net Income			1.0	2.4	3.9	5.6	7.6
% Margin			*0.2%*	*0.3%*	*0.5%*	*0.6%*	*0.8%*

(1) Assumes net income taxed at 40% effective rate.

	Calculation of Unlevered Free Cash Flows				
	Fiscal Year Ended December 31,				
	2002 E	2003 E	2004 E	2005 E	2006 E
Operating Income	$1.7	$4.0	$6.5	$9.4	$12.7
Less: Taxes on Operating Income [1]	(0.7)	(1.6)	(2.6)	(3.8)	(5.1)
Less: Capital Expenditures	(2.0)	(2.3)	(2.5)	(2.8)	(3.0)
Plus: Depreciation and Amortization	1.3	1.8	2.3	2.5	2.8
Less: Increase (Decrease) in Working Capital	(10.5)	(3.1)	(3.4)	(3.7)	(4.1)
Unlevered Free Cash Flows	(10.2)	(1.2)	0.3	1.7	3.3

(1) Assumes net income taxed at 40% effective rate.

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Preliminary Draft

Discounted Cash Flow Value Matrix: Eros Management Case

($MM)

Terminal Value Based on Exit Year Revenue

Discount Rate	Present Value of Cash Flows FY02 - FY05	Terminal Value Based on FY06 Revenue Multiple			Equity Value (1)		
		0.10x	0.20x	0.30x	Low	Middle	High
15%	($8.4)	$54.7	$109.4	$164.0	$230.2	$284.9	$339.6
20%	(8.1)	45.9	91.8	137.6	221.7	267.6	313.5
25%	(7.8)	38.8	77.5	116.3	214.9	253.7	292.5

(1) Equity value includes adjustments of net cash of $192.6MM, NOLs of $14.9MM and Management's conservative estimate of litigation settlement of $23.5MM.

Terminal Value Based on Exit Year Unlevered Earnings

Discount Rate	Present Value of Cash Flows FY02 - FY05	Terminal Value Based on FY06 Unlevered Net Income Multiple			Equity Value (1)		
		15.0x	20.0x	25.0x	Low	Middle	High
15%	($8.4)	$64.3	$85.8	$107.2	$239.9	$261.3	$282.8
20%	(8.1)	54.0	72.0	90.0	229.9	247.8	265.8
25%	(7.8)	45.6	60.8	76.0	221.8	237.0	252.2

(1) Equity value includes adjustments of net cash of $192.6MM, NOLs of $14.9MM and Management's conservative estimate of litigation settlement of $23.5MM.

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Summary Financial Forecasts: Eros Sensitivity Case

($MM)

	Eros Financial Performance						
	Fiscal Year Ended December 31,						
	2000 A	2001 E	2002 E	2003 E	2004 E	2005 E	2006 E
Hardware Revenue	$672.6	$532.6	$612.5	$643.1	$675.2	$709.0	$744.5
% Growth	-	*-20.8%*	*15.0%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*
% of Total	*98.3%*	*99.1%*	*99.4%*	*99.4%*	*99.4%*	*99.4%*	*99.5%*
Internet Revenue	11.5	4.7	4.0	4.0	4.0	4.0	4.0
% Growth	-	*-59.4%*	*-14.2%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
% of Total	*1.7%*	*0.9%*	*0.6%*	*0.6%*	*0.6%*	*0.6%*	*0.5%*
Total Revenue	684.1	537.2	616.5	647.1	679.2	713.0	748.5
% Growth	-	*-21.5%*	*14.7%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*
Gross Profit	(21.1)	(3.5)	30.8	38.8	47.5	57.0	67.4
% Margin	*-3.1%*	*-0.6%*	*5.0%*	*6.0%*	*7.0%*	*8.0%*	*9.0%*
Operating Expenses	72.7	52.0	55.7	56.7	57.7	58.7	59.8
% Margin	*10.6%*	*9.7%*	*9.0%*	*8.8%*	*8.5%*	*8.2%*	*8.0%*
Operating Income	(93.8)	(55.4)	(24.9)	(17.9)	(10.1)	(1.7)	7.5
% Margin	*-13.7%*	*-10.3%*	*-4.0%*	*-2.8%*	*-1.5%*	*-0.2%*	*1.0%*
Taxes on Operating Income [(1)]			0.0	0.0	0.0	0.0	3.0
Tax Rate			*40.0%*	*40.0%*	*40.0%*	*40.0%*	*40.0%*
Unlevered Net Income			(24.9)	(17.9)	(10.1)	(1.7)	4.5
% Margin			*-4.0%*	*-2.8%*	*-1.5%*	*-0.2%*	*0.6%*

(1) Assumes net income taxed at 40% effective rate.

	Calculation of Unlevered Free Cash Flows				
	Fiscal Year Ended December 31,				
	2002 E	2003 E	2004 E	2005 E	2006 E
Operating Income	($24.9)	($17.9)	($10.1)	($1.7)	$7.5
Less: Taxes on Operating Income [(1)]	0.0	0.0	0.0	0.0	(3.0)
Less: Capital Expenditures	(2.0)	(2.3)	(2.5)	(2.8)	(3.0)
Plus: Depreciation and Amortization	1.3	1.8	2.3	2.5	2.8
Less: Increase (Decrease) in Working Capital	(6.0)	(1.9)	(2.0)	(2.1)	(2.2)
Unlevered Free Cash Flows	(31.6)	(20.2)	(12.4)	(4.0)	2.0

(1) Assumes net income taxed at 40% effective rate.

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Preliminary Draft

Discounted Cash Flow Value Matrix: Eros Sensitivity Case

($MM)

Terminal Value Based on Exit Year Revenue

	Present Value	Terminal Value Based on			Equity Value[1]		
	of Cash Flows	FY06 Revenue Multiple					
Discount Rate	FY02 - FY05	0.05x	0.10x	0.15x	Low	Middle	High
15%	($52.3)	$21.0	$42.1	$63.1	$139.9	$160.9	$181.9
20%	(48.3)	17.6	35.3	52.9	140.4	158.0	175.7
25%	(44.9)	14.9	29.8	44.7	141.1	156.0	170.9

(1) Equity value includes adjustments of net cash of $192.6MM, NOLs of $2.0MM and Management's conservative estimate of litigation settlement of $23.5MM.

Terminal Value Based on Exit Year Unlevered Earnings

	Present Value	Terminal Value Based on			Equity Value[1]		
	of Cash Flows	FY06 Unlevered Net Income Multiple					
Discount Rate	FY02 - FY05	7.5x	10.0x	12.5x	Low	Middle	High
15%	($52.3)	$19.1	$25.4	$31.8	$137.9	$144.3	$150.6
20%	(48.3)	16.0	21.3	26.7	138.8	144.1	149.4
25%	(44.9)	13.5	18.0	22.5	139.7	144.2	148.7

(1) Equity value includes adjustments of net cash of $192.6MM, NOLs of $2.0MM and Management's conservative estimate of litigation settlement of $23.5MM.

Tab D

Premiums Paid Analysis

Premiums Paid Analysis


Premium Paid to 1-Day Prior to Announcement
% of Deals
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
Average Premium = 30.1%
11.5%
74 Deals
44.5%
286 Deals
29.5%
190 Deals
8.2%
53 Deals
2.5%
16 Deals
3.7%
24 Deals
< 0%
0% - 30%
30% - 60%
60% - 90%
90% - 120%
> 120%

% of Deals	11.5%	56.0%	85.5%	93.7%	96.2%	100.0%

Note: Represents average premium paid to price one-day prior to announcement in 643 cash and stock transactions greater than $10 million since January 1, 2001.

Eros Valuation Based on Precedent Premiums Paid

($MM)

Premium	Implied Equity Value Based on Eros Stock Price of Current (1)	Implied Equity Value Based on Eros Stock Price of Unaffected (2)
0%	$76.2	$63.9
30%	99.8	83.7
60%	123.4	103.6
90%	146.9	123.5
120%	170.5	143.4
150%	194.1	163.3

(1) Based on current market price of $0.51 as of November 16, 2001.

(2) Based on November 9, 2001 stock price of $0.43, the day prior to Europa 13D filing stating the intention to acquire Eros for $0.78 per share.

Tab E

Liquidation Analysis

Liquidation Analysis: Underlying Assumptions

- **Analysis assumes a dissolution of the business, under the protection of a Chapter 11 bankruptcy process, and is based on the Eros balance sheet as of October 31**
- **Based on guidance from Eros Management, key assumptions include:**

Sale of Assets:

- Cash: Includes $2.2MM of funds held in escrow for certain compensation arrangements accounted for below in "Employee Severance"
- Accounts Receivable: Assumed to be sole recourse for retailers attempting to return non-defective units upon announcement of the liquidation
- Inventory on Hand: 42,000 CPUs and 34,000 monitors on-hand sold "as is" at a 40% discount
- PP&E: Sale of property, plant and equipment at a 50% discount to book value
- Other Assets and Prepaids: $2.1MM of various prepaids, investments and receivables are realizable from the total of $6.3MM

Settlement of Liabilities:

- All liabilities are assumed to be discharged in full except for certain reversible accruals/deferrals

Shutdown Costs:

- Employee Severance: Per WARN Act, all employees without contracts receive at least 60 days of severance. In addition to total cash consideration paid to employees, Inouye and Firestone receive immediate vesting of options
- Pending Litigation Settlement: "High Case" represents the estimated cost of litigating claims, and the "Low Case" is Management's conservative estimate of litigation settlement costs
- Close-Out Personnel Costs: Assumes 36 employees required to run the business through closing (3 months after announcement with 1 employee retained for 3 years to administer liquidation)
- Leases: "High Case" assumes sub-leases at 50% of the value of remaining lease obligations while "Low Case" assumes payment of 100% of the remaining obligations
- Warranty Exposure: "High Case" assumes, pursuant to ODM Agreement, all defective units passed through to TriGem without charge to Eros. "Low Case" assumes reserve taken for estimated defective units under warranty based on recent trends
- In-Transit Inventory: 72,000 CPUs and 40,000 monitors in transit as of October 31 are returned to TriGem NDF ("High Case") or sold "as is" at a 40% discount ("Low Case")
- Advisory Fees and Expenses: Expenses include financial, legal, trustee and court fees

Liquidation Analysis

($MM, except per share amounts)

	Book Value as of 10/31/01[1]	Liquidation Assumptions Low Case		Liquidation Assumptions High Case	Estimated Value[1][2] Low Case		Estimated Value[1][2] High Case
Cash	$190.7	100.0%	-	100.0%	$190.7	-	$190.7
Restricted Cash	2.2	100.0%	-	100.0%	2.2	-	2.2
Total	$192.9	100.0%	-	100.0%	$192.9		$192.9
Sale of Assets							
Accounts Receivable, Net	$77.3	60.0%	-	75.0%	$46.4	-	$58.0
Inventory On-Hand	14.4	60.0%	-	60.0%	8.6	-	8.6
Prepaid & Other Current Assets	1.8	45.0%	-	45.0%	0.8	-	0.8
Property & Equipment, Net	2.7	50.0%	-	50.0%	1.4	-	1.4
Other Assets	4.5	29.5%	-	29.5%	1.3	-	1.3
Total	$100.7	58.1%	-	69.6%	58.5		70.1
Repayment of Liabilities							
Accounts Payable	($64.0)	100.0%	-	100.0%	($64.0)	-	($64.0)
Accrued Rebates	(10.3)	100.0%	-	100.0%	(10.3)	-	(10.3)
Accrued Expenses and Other Current Liabilities	(43.5)	92.0%	-	92.0%	(40.0)	-	(40.0)
Non-Current Liabilities	(0.6)	100.0%	-	100.0%	(0.6)	-	(0.6)
Subordinated Notes Payable to Stockholders	(0.3)	100.0%	-	100.0%	(0.3)	-	(0.3)
Total	($118.7)	97.1%	-	97.1%	(115.2)		(115.2)
Shutdown Costs							
Employee Severance					($3.1)	-	($3.1)
Pending Litigation Settlement					(23.5)	-	(2.5)
Close-Out Personnel Costs					(1.0)	-	(1.0)
Leases					(4.0)	-	(2.0)
Warranty Exposure					(5.7)	-	0.0
In-Transit Inventory					(14.6)	-	(10.9)
Advisor Fees and Expenses					(5.0)	-	(5.0)
Total					(56.9)		(24.6)
Pre-Tax Net Proceeds to Shareholders					$79.3	-	$123.2
Plus: Cash Proceeds from Option Exercises					2.4	-	2.4
Total Pre-Tax Net Proceeds					$81.7		$125.6
Per Share Proceeds[3]					$0.53		$0.82

Note: All figures based on data provided by Exar Management.
(1) Based on Management balance sheet as of October 31, 2001.
(2) All values are at time of receipt of net proceeds (i.e., a future value).
(3) Based upon Exar primary shares of 145.5MM and 'in the money' options at the respective total pre-tax proceeds to shareholders' levels.

Preliminary Draft

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Tab F

Cash Distribution Alternative

Cash Distribution Alternative: Key Assumptions

- **Based on guidance from Eros Management, CSFB has estimated the amount of cash available for distribution to shareholders. The following are the key drivers of this analysis:**
  - Available cash on hand as of October 31, 2001
  - Estimated legal exposure to outstanding litigation
  - Working capital requirement
  - Ongoing lease commitments and capital expenditure requirements
- **Additionally, the value of Eros' equity pro forma for this cash distribution has been estimated on the basis of:**
  - 60 day high and low
  - Comparable revenue multiples

Analysis of Cash Distribution Alternative

($MM, except per share amounts)

Estimate of Cash Available for Distribution to Shareholders	Low	-	High
Cash [1]	$192.9	-	$192.9
Less: Required Working Capital [2]	(75.0)	-	(50.0)
Less: Estimated Legal Exposure [2]	(23.5)	-	(2.5)
Less: Lease Commitment	(4.0)	-	(4.0)
Less: Capital Expenditures [2]	(2.0)	-	(1.0)
Net Available Cash	$88.4	-	$135.4
Net Available Cash Per Share [3]	$0.59	-	$0.89

(1) Based on Eros 10-Q for the quarter ended September 29, 2001.
(2) Based on Eros Management estimates.
(3) Based on Eros primary shares of 145.5MM and options from Eros Management as of November 8, 2001.

"Package" Value to Eros Shareholders

		Illustrative Value of Remaining Equity Stake		
		Last 60 Days [1]		CY01 Revenue Multiple of [2]
Assumed Cash Distribution Per Share		Low	High	0.10x
	Per Share	$0.16	$0.58	$0.36
	Equity Value [3]	$23.3	$86.2	$53.7
$0.59		$0.74	$1.15	$0.94
		$111.7	$174.6	$142.1
$0.74		$0.89	$1.30	1.09
		135.2	198.1	165.6
$0.89		$1.05	$1.45	1.24
		158.7	221.6	189.1

(1) As of November 16, 2001.
(2) Based on Management CY2001E revenue estimate of $537.2MM and assumes the remaining cash is required for working capital.
(3) Based on Eros primary shares of 145.5MM and options from Eros Management as of November 8, 2001.

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Analysis of Cash Distribution Alternative (continued)

($MM, except per share amounts)

Required Post-Cash Distribution Equity Value for Shareholder Indifference

	Illustrative Per Share Values					
Purchase Price Per Share	$1.01			$1.06		
Cash Distribution	$0.59	-	$0.89	$0.59	-	$0.89
Required Per Share Value for Indifference	$0.42	-	$0.11	$0.47	-	$0.17
Required Equity Value (1)	$61.8	-	$16.2	$70.1	-	$24.1
Percentage of Pro Forma Cash (2)	59.1%	-	28.2%	67.1%	-	42.0%

(1) Based on Eros primary shares of 145.5MM and options from Eros Management as of November 8, 2001.

(2) Based on pro forma cash balance of $104.5MM and $57.5MM, respectively.

Working Capital Analysis

($MM)

	Working Capital Analysis									
	Jan-01A	Feb-01A	Mar-01A	Apr-01A	May-01A	Jun-01A	Jul-01A	Aug-01A	Sep-01A	Oct-01A
Cash	$93.0	$138.4	$155.5	$173.0	$157.1	$153.0	$170.3	$180.1	$191.3	$192.9
Current Assets										
Accounts Receivable	89.6	59.9	56.4	67.2	53.4	45.4	44.9	52.0	28.1	77.3
Inventory	155.6	122.8	95.9	47.6	46.6	37.6	19.6	15.4	29.3	14.4
Pre-Paid & Other Current Assets	1.2	0.6	5.8	4.5	4.0	5.2	2.6	2.4	2.3	1.8
Total Current Assets Excl. Cash	$246.5	$183.4	$158.2	$119.3	$104.0	$88.1	$67.1	$69.8	$59.7	$93.5
Current Liabilities										
Accounts Payable-Trade	$28.6	$19.2	$43.7	$40.1	$28.9	$17.3	$18.9	$32.1	$27.1	$52.6
Accounts Payable-Non-Trade	1.3	1.4	1.4	2.4	0.7	(0.2)	0.2	(0.0)	0.1	1.4
Accrued Rebates	31.0	26.1	16.3	16.4	16.5	11.3	10.1	10.7	10.1	10.3
Accrued Expenses & Other Current Liabilities	62.4	57.6	59.2	56.4	42.3	37.7	36.5	37.0	46.4	43.5
Total Current Liabilities	$123.4	$104.2	$120.5	$115.3	$88.3	$66.2	$65.8	$79.8	$83.7	$117.8
Working Capital (Excl. Cash)[1]	$123.1	$79.2	$37.7	$4.0	$15.7	$22.0	$1.4	($10.0)	($24.1)	($24.3)

Source: Eros Management balance sheet as of October 31, 2001.

(1) Excludes the additional working capital of approximately $30MM required by the Company's contemplated line-of-credit facility.

Appendix

Tab A

Indicative Weighted Average Cost of Capital Analysis

Indicative WACC Analysis

Company	Equity Beta		Capitalization [2]		Asset Beta [2]	Unlevered Cost of Equity [3]	Weighted Average Cost of Capital Assuming Varying Levels of Debt/Total Cap [2,4]		
	Historical [1]	Predicted [1]	Debt	Equity			0.0%	10.0%	20.0%
Enron (Dec.)	1.85	1.43	0.4%	99.6%	1.43	14.8%	14.8%	14.2%	13.7%
PC Hardware									
IBM (Dec.)	1.24	1.14	12.2%	87.8%	1.05	12.0%	12.0%	11.6%	11.1%
Dell Computer (Jan.)	2.12	1.49	0.7%	99.3%	1.49	15.2%	15.2%	14.6%	14.1%
Hewlett-Packard (Oct.)	1.79	1.20	11.6%	88.4%	1.10	12.4%	12.4%	11.9%	11.5%
Compaq Computer (Dec.)	1.87	1.36	10.3%	89.7%	1.27	13.6%	13.6%	13.1%	12.6%
Apple Computer (Sep.)	1.59	1.29	4.5%	95.5%	1.25	13.5%	13.5%	13.0%	12.5%
Gateway (Dec.)	1.80	1.45	0.0%	100.0%	1.45	15.0%	15.0%	14.4%	13.8%
PeoplePC (Dec.)	0.86	1.54	0.0%	100.0%	1.54	15.6%	15.6%	15.0%	14.4%
Median			4.5%	95.5%			13.6%	13.1%	12.6%
Mean			5.6%	94.4%			13.9%	13.4%	12.9%
Distributors and VARs									
Tech Data (Jan.)	1.59	1.15	29.6%	70.4%	0.91	11.0%	11.0%	10.6%	10.2%
Ingram Micro (Dec.)	0.71	0.91	15.6%	84.4%	0.82	10.3%	10.3%	9.9%	9.5%
Pomeroy Computer Resources (Dec.)	0.69	0.72	34.1%	65.9%	0.54	8.3%	8.3%	7.9%	7.6%
Compucom Systems (Dec.)	0.68	0.86	0.0%	100.0%	0.86	10.6%	10.6%	10.2%	9.8%
Merisel (Dec.)	1.10	0.86	0.0%	100.0%	0.86	10.6%	10.6%	10.2%	9.8%
Median			15.6%	84.4%			10.6%	10.2%	9.8%
Mean			15.9%	84.1%			10.1%	9.8%	9.4%

(1) Based on BARRA research dated November 16, 2001.
(2) Based on most recently available public information for each company assuming market value for equity and that book value of debt approximates market value.
(3) Based on five-year U.S. Treasury of 4.23% as of November 16, 2001, and equity market risk premium of 7.40%. (Source: Bloomberg)
(4) Based on an estimated pre-tax cost of debt of 6.00%, 6.25%, 6.50% for companies with a debt/capitalization of 0.0%, 10.0%, 20.0%, respectively; assumes a tax rate of 38.0%.

Preliminary Draft

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